Exhibit 10.3

CREDENCE SYSTEMS CORPORATION

AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Executive Employment Agreement (the “Amendment”) is entered into as of June 11, 2008, by and between CREDENCE SYSTEMS CORPORATION, a Delaware corporation (the “Company”) and CASEY EICHLER (“Executive”).

RECITALS

WHEREAS, the Company and Executive have entered into that certain Executive Employment Agreement, dated as of January 1, 2008 (the “Agreement”);

WHEREAS, the Company and Executive desire to amend the Agreement to provide for market standard change in control benefits similar to those granted to other executive officers of the Company; and

WHEREAS the Agreement may be amended by the Company and Executive, and both the Company and Executive desire to enter into this Amendment.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to amend the Agreement as follows:

AMENDMENT

Section 1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.

Section 2. Amendment. Section V.A. of the Agreement shall be amended to read in its entirety as follows:

““Change of Control.” For purposes of this Agreement, “Change of Control” shall include any of the following transactions:

1 a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

2 the sale, transfer or other disposition of all or substantially all of the assets of the Company;

3 the complete liquidation or dissolution of the Company;

4 any merger or series of related transactions culminating in a merger (including, but not limited to, a tender offer followed by a merger) in which the Company is the surviving entity, but (a) the shares of the Common Stock of the Company outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (b) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or

5 acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company.”

Section 3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

Section 4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

Section 5. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

CREDENCE SYSTEMS CORPORATION	CASEY EICHLER

Signature	Signature

Title

Date	Date

SIGNATURE PAGE TO AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT